CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the registration statements of Conseco Finance Corp. (File Nos. 333-48222, 333-85037, 333-92315, 333- 85119, 333-92313, 333-52233, 333-75375, 333-91557 and 333-75623) of our
report dated March 26, 2001, on our audits of the consolidated financial statements of Conseco Finance Corp. as of December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998, which report is included in this Annual Report on Form 10-K.


                                                /s/ PricewaterhouseCoopers LLP
                                                --------------------------------
                                                PricewaterhouseCoopers LLP

Minneapolis, Minnesota
March 26, 2001